                                                                   Exhibit 10.11

                                 CYNOSURE, INC.
                                 5 CARLISLE ROAD
                          WESTFORD, MASSACHUSETTS 01886

                                              [______], 2005

BRCT, Inc.
600 Madison Avenue
12th Floor
New York, NY 10022

El.En. S.p.A.
Via Baldanzese, 17
50041 Calenzano
Firenze - Italy

      Re: Reimbursement Agreement

Ladies and Gentlemen:

      Reference is made to that certain Underwriting Agreement (the "Underwriting Agreement"), dated the date hereof, among Cynosure, Inc., a Delaware corporation (the "Company"), BRCT, Inc., a Connecticut corporation ("BRCT"), El.En. S.p.A., an Italian corporation ("El.En."), and each of Citigroup Global Markets Inc., UBS Securities LLC, Jefferies & Company, Inc. and Needham & Company, LLC as representatives of a group of Underwriters named therein (the "Underwriters"), relating to an underwritten public offering of Class A Common Stock, $0.001 par value per share, of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

      This letter serves to confirm the agreement between the Company, BRCT and El.En. that:

            (a) in the event that any of the Company, BRCT or El.En. receives notice pursuant to Section 8(c) of the Underwriting Agreement of a claim for indemnification, such party will promptly notify each other party hereto of such claim;

            (b) in all actions for which indemnification is sought pursuant to
Section 8(a) of the Underwriting Agreement, the Company shall be entitled to exercise all rights as the "indemnifying party" under and pursuant to Section 8(d) of the Underwriting Agreement with respect thereto, including, without limitation, assuming the defense of any such action, provided, however, that if BRCT and El.En. reasonably believe in good faith that the Company's assumption of the defense of any such action would materially compromise their rights, remedies or defenses, BRCT and El.En. shall be entitled to retain their own counsel to participate in (but not control) such defense, and the Company shall bear all reasonable fees and costs incurred by BRCT and El.En. in connection with such separate representation and shall promptly reimburse BRCT and El.En. for such fees and costs from time to time upon presentation of BRCT's and El.En.'s written demand and, provided further, that (i) that in no event shall the Company be required to pay the expenses of more than one law firm as counsel for BRCT and El.En. and (ii) neither BRCT nor El.En. will, without the prior written consent of the Company, which consent

BRCT, Inc.
El.En. S.p.A.
[______], 2005
Page 2 of 4


shall not be unreasonably withheld, settle or compromise or consent to the entry of judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution is sought under the Underwriting Agreement; and

            (c) subject to the compliance of each of BRCT and El.En. with paragraphs (a) and (b) above, in the event and to the extent (i) BRCT or El.En. or any of their respective officers, directors, employees or agents (each an "El.En. Group Indemnified Party") is required to make any indemnity payments to the Underwriters pursuant to Section 8 of the Underwriting Agreement, and (ii) such indemnity payments relate to matters as to which BRCT or El.En., at the date hereof, had no knowledge after reasonable inquiry, the Company will promptly reimburse such El.En. Group Indemnified Party for such indemnity payments actually paid to the Underwriters. For purposes hereof, "knowledge" shall mean the conscious awareness of any director or officer of BRCT or El.En., as the case may be, and "reasonable inquiry" shall mean inquiry by executives of BRCT and El. En. of the Company's Chief Executive Officer, Chief Financial Officer, Executive Vice President, Sales and Chief Operating Officer as to the truthfulness of any statement of a material fact contained in the Registration Statement or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or as to the inclusion of all material facts required to be stated therein or necessary to make the statements therein not misleading.

      The Company, BRCT and El.En. agree, understand and acknowledge that this letter agreement is solely among the Company, BRCT and El.En. and does not affect the respective or collective obligations of the Company, BRCT and El.En. to the Underwriters pursuant to the Underwriting Agreement or limit the rights of the Underwriters thereunder. Any failure by any party hereto at any time or from time to time to enforce and require the strict keeping and performance of any of the terms and conditions of this letter agreement shall not constitute a waiver of any such terms and conditions at any future time and shall not permit such party from insisting on the strict keeping and performance of such terms and conditions at any later time.

      This letter agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Any controversy or claim arising out of or relating to this Agreement, or the breach, interpretation or enforcement thereof, shall be settled by binding arbitration administered by the International Center for Dispute Resolution ("ICDR") under its International Arbitration Rules (the "Rules") and the Expedited Procedures. The case shall be submitted to three (3) arbitrators selected in accordance with the Rules. The place of the arbitration shall be New York, New York. The language of the arbitration shall be English. Interim or provisional relief, including but not limited to preliminary injunctions and attachments, may be granted in aid of arbitration by any court having jurisdiction thereof. The parties waive any right to review of the merits of the arbitrators' award.

BRCT, Inc.
El.En. S.p.A.
[______], 2005
Page 3 of 4

      This letter agreement (i) may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement and (ii) may be executed by facsimile signatures.

                                          Very truly yours,

                                          CYNOSURE, INC.


                                          By:
                                               -------------------------------
                                          Name:
                                          Title:

BRCT, Inc.
El.En. S.p.A.
[______], 2005
Page 4 of 4


Accepted and agreed:

BRCT, INC.


By:
     -------------------------------
Name:
Title:


EL.EN. S.P.A.


By:
     -------------------------------
Name:
Title: